                                                                      EXHIBIT 21

                             UTILICORP UNITED INC.
                                  SUBSIDIARIES
                        1997 ANNUAL REPORT ON FORM 10-K

SUBSIDIARY                                                                         JURISDICTION OF INCORPORATION
-------------------------------------------------------------------------------  ---------------------------------
West Kootenay Power, Ltd.......................................................       Province of British Columbia
UtilCo Group, Inc..............................................................  Delaware
Aquila Energy Corporation......................................................  Delaware
UtiliCorp Asia Pacific.........................................................  Delaware
UtiliCorp South Pacific........................................................  Delaware

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